As filed with the Securities and Exchange Commission on March 17, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ViewRay, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	42-1777485
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2 Thermo Fisher Way

Oakwood Village, OH 44146

(440) 703-3210

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

ViewRay, Inc. 2015 Equity Incentive Award Plan

ViewRay, Inc. 2015 Employee Stock Purchase Plan

Chris A. Raanes

President & Chief Executive Officer

ViewRay, Inc.

2 Thermo Fisher Way

Oakwood Village, OH 44146

(440) 703-3210

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark V. Roeder, Esq. Brian D. Paulson, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600	Ajay Bansal Chief Financial Officer ViewRay, Inc. 2 Thermo Fisher Way Oakwood Village, OH 44146 Telephone: (440) 703-3210 Facsimile: (800) 417-3459

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,179,058	$5.48	$11,941,238	$1,384

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the ViewRay, Inc. 2015 Equity Incentive Award Plan (the “2015 Plan”) and the ViewRay, Inc. 2015 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future issuance under the 2015 Plan and the ESPP are based on the average of the high and the low price of the Registrant’s common stock as reported on The NASDAQ Global Select Market on March 13, 2017.

The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares reserved for future issuance under the 2015 Plan(3)	1,743,247	$5.48(2)	$9,552,994
Shares reserved for future issuance under the ESPP(4)	435,811	$5.48(2)	$2,388,244
Total	2,179,058
Proposed Maximum Aggregate Offering Price			$11,941,238
Registration Fee			$1,384

(3)	Represents the additional shares of Common Stock available for future issuance under the Registrant’s 2015 Plan resulting from an annual increase as of January 1, 2017.
(4)	Represents the additional shares of Common Stock available for future issuance under the Registrant’s ESPP resulting from an annual increase as of January 1, 2017.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

REGISTRATION OF ADDITIONAL SECURITIES

ViewRay, Inc. (the “Company”) filed a registration statement with the Securities and Exchange Commission on Form S-8 (File No. 333-210472) on March 30, 2016 relating to shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be offered and sold under the 2015 Plan and the ESPP (the “Form S-8”). On April 1, 2016, the Company filed a Post-Effective Amendment No. 1 to the Form S-8 (the “Post-Effective Amendment”) solely to correct a clerical error in the consent of Deloitte & Touche LLP, the Registrant’s independent registered public accounting firm, that was filed as Exhibit 23.2 to the Form S-8. The 2015 Plan, the ESPP and the contents of the Registration Statement and the Post-Effective Amendment are incorporated by reference in this Registration Statement. The Company is hereby registering an additional 1,743,247 shares of Common Stock issuable under the 2015 Plan and 435,811 shares of Common Stock issuable under the ESPP, none of which have been issued as of the date of this Registration Statement.

Item 8.	Exhibits.

Reference is made under this Item 8 to the exhibit index included in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oakwood Village, Ohio, on March 17, 2017.

VIEWRAY, INC.

By:	/s/ Chris A. Raanes
Chris A. Raanes President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Chris A. Raanes and Ajay Bansal, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chris A. Raanes Chris A. Raanes	Director, President and Chief Executive Officer (Principal Executive Officer)	March 17, 2017

/S/ Ajay Bansal Ajay Bansal	Chief Financial Officer (Principal Financial and Accounting Officer)	March 17, 2017

/s/ Joshua Bilenker, M.D. Joshua Bilenker, M.D.	Director	March 17, 2017

/s/ David Bonita, M.D. David Bonita, M.D.	Director	March 17, 2017

/s/ Caley Castelein, M.D. Caley Castelein, M.D.	Director	March 17, 2017

/s/ James F. Dempsey, Ph.D. James F. Dempsey, Ph.D.	Director and Chief Scientific Officer	March 17, 2017

/s/ Mark S. Gold, M.D. Mark S. Gold, M.D.	Director	March 17, 2017

/s/ Henry A. McKinnell, Jr., Ph.D Henry A. McKinnell, Jr., Ph.D	Director	March 17, 2017

/s/ Aditya Puri Aditya Puri	Director	March 17, 2017

/s/ Brian K. Roberts Brian K. Roberts	Director	March 17, 2017

/s/ Theodore T. Wang, Ph.D. Theodore T. Wang, Ph.D.	Director	March 17, 2017

Exhibit Index

Exhibit Number		Incorporated by Reference				Filed Herewith
	Description	Form	File No.	Exhibit	Date Filed

4.1	Amended and Restated Certificate of Incorporation.	S-1/A	333-207347	3.1	12/16/15

4.2	Amended and Restated Bylaws.	S-1/A	333-207347	3.2	12/16/15

4.3	Form of Common Stock Certificate.	S-1/A	333-207347	4.1	12/16/15

5.1	Opinion of Latham & Watkins LLP.					X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X

23.2	Consent of Independent Registered Public Accounting Firm.					X

24.1	Power of Attorney (included in the signature page to this registration statement).					X

99.1(a)	ViewRay, Inc. 2015 Equity Incentive Award Plan.	S-1/A	333-207347	10.26(a)	12/16/15

99.1(b)	Form of Option Agreement under the 2015 Plan.	S-1/A	333-207347	10.26(b)	12/16/15

99.1(c)	Form of Restricted Stock Agreement under the 2015 Plan.	S-1/A	333-207347	10.26(c)	12/16/15

99.1(d)	Form of Restricted Stock Unit Agreement under the 2015 Plan.	S-1/A	333-207347	10.26(d)	12/16/15

99.2	ViewRay, Inc. 2015 Employee Stock Purchase Plan.	S-1/A	333-207347	10.29	12/16/15

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